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                                                                   EXHIBIT 10.50

                                   MEMORANDUM


This memorandum made and effective as of this 9th day of February, 2000 by and between

NIPPON KAYAKU CO., LTD. ("NKC")

and

SIGNAL PHARMACEUTICALS INC. ("SIGNAL"),

                      WITNESSETH THAT:

WHEREAS, NKC and SIGNAL concluded a collaboration agreement as of February 9, 1998 ("Collaboration Agreement"); and

WHEREAS, NKC and SIGNAL desire to establish a collaborative relationship to develop and commercialize novel drug products based on or derived from compounds identified under Collaboration Agreement for the treatment and prevention of diseases and disorders of the peripheral nervous system and central nervous system; and

WHEREAS, SIGNAL has made a draft of Joint Development and Commercialization Agreement ("Joint Agreement") and sent it to NKC and NKC sent a revised draft dated January 31, 2000 to SIGNAL; and

WHEREAS, NKC and SIGNAL have intent to conclude Joint Agreement and are negotiating with each other on the revised draft in good faith;

NOW THEREFORE, the parties hereto agree as follows:

1. Notwithstanding the provisions of Collaboration Agreement, the parties hereto shall conclude Joint Agreement by the end of March 2000 and the effective date of Joint Agreement shall be February 9, 2000.

2. In order to expedite the research and development under Joint Agreement, the parties hereto shall carry out the following activities prior to and until conclusion of Joint Agreement.


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        (1) Each party's representative of RMC shall agree to and sign a protocol for studies on which the both parties hereto shall bear costs and expenses jointly.

        (2) Both of the parties hereto shall sign agreements with contract laboratories for entrusting studies.

        (3) The parties hereto deal costs and expenses according to the method as before pursuant to Collaboration Agreement.

        (4) The parties hereto determine long-range, annual and quarterly research and development plans until the start of commercialization as well as budgets and personnel plans in accordance with such research and development plans.

        (5) The parties hereto shall determine research and development plans, budgets and personnel plans on research related to additional indications and research of succeeding compounds.

        IN WITNESS WHEREOF, the parties hereto have caused this memorandum in English language to be executed in duplicate by their respective duly authorized representatives.

                                        NIPPON KAYAKU CO., LTD.


                                        /s/ Tomiyo Harada
                                        ----------------------------------------
                                        Tomiya HARADA
                                        General Manager
                                        Intellectual Property Division

                                        Date: February 9, 2000


                                        SIGNAL PHARMACEUTICALS INC.


                                        /s/ Alan J. Lewis
                                        ----------------------------------------
                                        Alan J. LEWIS
                                        President and Chief Executive Officer

                                        Date:  February 9, 2000


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